                          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our Independent Auditor's Report dated January 30, 1998 regarding the consolidated balance sheets of BYL Bancorp and Subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997 in the Form 10-KSB filed with the Securities and Exchange Commission.


                                             VAVRINEK, TRINE, DAY & CO., LLP

February 25, 1998
Laguna Hills, California